Registration No. 333-207926

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

35-1068133
(IRS Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601 | (574) 235-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John B. Griffith, Esquire
General Counsel
1st Source Corporation
100 North Michigan Street
South Bend, Indiana 46601
(574) 235-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Eric R. Moy, Esquire
Barnes & Thornburg LLP
11 South Meridian Street
Indianapolis, Indiana 46204
(317) 231-7298
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:    As soon as practicable upon the initiation by one or more selling shareholders following the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ❒
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ❒
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:   ❒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:   ❒
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	❒	Accelerated filer	☒
Non-accelerated filer	❒	Smaller reporting company	❒
(Do not check if a smaller reporting company)
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated November 25, 2015

PROSPECTUS
3,068,851 Shares of Common Stock, without par value
This prospectus relates to the potential resale from time to time by selling shareholders of 3,068,851 shares of our common stock.  We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of a registration rights agreement executed in connection with a settlement of litigation between 1st Source Bank, as Trustee (“Trustee”) of certain trusts described herein under which the Trustee holds shares of our common stock, and the beneficiaries of such trusts.  For information about the selling shareholders see “Selling Shareholders” on page 7.  We will not receive any of the proceeds from the sale of our shares of common stock by the selling shareholders.
The selling shareholders and their successors, including transferees, which we collectively refer to as the “Selling Shareholders”, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling shareholders will be responsible for underwriting discounts or commissions or agents’ commissions.
We do not know when or in what amounts the selling shareholders may offer shares for sale. The selling shareholders might not sell any of the shares registered pursuant to the registration statement of which this prospectus forms a part.
Our common stock trades on the Nasdaq Global Select Market under the symbol “SRCE.” On November 24, 2015, the closing price of our common stock on the Nasdaq Global Select Market was $34.20 per share. You are urged to obtain current market quotations of the common stock.
This investment involves risks. See “Risk Factors” on page 4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 25, 2015.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	4
RISK FACTORS	4
USE OF PROCEEDS	5
DESCRIPTION OF COMMON STOCK	5
PLAN OF DISTRIBUTION	5
SELLING SHAREHOLDERS	7
LEGAL MATTERS	10
EXPERTS	10
WHERE YOU CAN FIND MORE INFORMATION	10
INCORPORATION BY REFERENCE	11

i

ABOUT THIS PROSPECTUS
In this prospectus, unless otherwise indicated, the terms “we,” “us,” “our” and the “Company” refer to 1st Source Corporation and, where appropriate, our subsidiary companies.
1st Source Bank (the “Bank”) is an Indiana banking corporation and wholly owned subsidiary of the Company. The Bank serves as trustee (the “Trustee”) of various trusts held for the benefit of Mrs. Ernestine Raclin and her descendants.  Thirty-eight of the trusts hold shares of our common stock.  These 38 trusts are collectively referred to as the “Morris Trusts”.
In 2012, the Trustee filed an action in St. Joseph Probate Court, St. Joseph County, Indiana, to resolve certain matters related to 22 of the 38 Morris Trusts (the “Litigation”).  Two of Mrs. Raclin’s children (and their respective children) filed a counter-petition.  The parties reached a settlement of the Litigation which was approved by the Court on October 8, 2015. In connection with the settlement, the Selling Shareholders (the Trustee, as trustee of the Morris Trusts, and certain of the beneficiaries of the Morris Trusts) and the Company entered into a Registration Rights Agreement, dated October 8, 2015.  The Company agreed to use commercially reasonable best efforts to register the shares held by the Selling Shareholders for resale under the Securities Act.  Pursuant to the Registration Rights Agreement, the Company has filed with the Securities and Exchange Commission a registration statement of which this prospectus is a part, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the Selling Shareholders may, from time to time, offer and sell, in one or more transactions, the securities described in this prospectus.
We may provide one or more prospectus supplements containing specific information about the terms of a particular offering by the Selling Shareholders. The prospectus supplements may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplements. You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and any underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus, and in any prospectus supplements. If anyone provides you with different or inconsistent information, you should not rely on it.
The Selling Shareholders are not offering to sell shares of common stock or seeking offers to buy shares of common stock in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock offered hereby.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including information incorporated into this prospectus by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.
All statements other than statements of historical fact are statements that could be forward-looking statements.  Words such as “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and other similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  The forward-looking statements are based on our expectations and are subject to a number of risks and uncertainties.
All written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by this cautionary notice.  We have no obligation and do not undertake to update, revise, or correct any of the forward-looking statements after the date of this report, or after the respective dates on which such statements otherwise are made.  We have expressed our expectations, beliefs, and projections in good faith and we believe they have a reasonable basis.  However, we make no assurances that our expectations, beliefs, or projections will be achieved or accomplished.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation, the following:
•	Local, regional, national, and international economic conditions and the impact they may have on us and our clients and our assessment of that impact.
•	Changes in the level of nonperforming assets and charge-offs.
•	Changes in estimates of future cash reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
•	Changes in regulatory supervision and oversight, including monetary policy and capital requirements.
•	Legislation and/or regulation affecting the financial services industry as a whole, and the Company and its subsidiaries in particular, including the effects resulting from the reforms enacted by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the adoption of regulations by regulatory bodies under the Dodd-Frank Act.
•	Inflation, interest rate, securities market, and monetary fluctuations.
•	Political instability.
•	Acts of war or terrorism.
•	Substantial increases in the cost of fuel.
•	The timely development and acceptance of new products and services and perceived overall value of these products and services by others.
•	Changes in consumer spending, borrowings, and savings habits.
•	Changes in the financial performance and/or condition of our borrowers.
•	Technological changes.
•	Acquisitions and integration of acquired businesses.
•	The ability to increase market share and control expenses.
•	Changes in the competitive environment among bank holding companies.
•	The effect of changes in accounting policies and practices and auditing requirements, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters.
•	Changes in our organization, compensation, and benefit plans.
•	The costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquires and the results of regulatory examinations or reviews.
•	Greater than expected costs or difficulties related to the integration of new products and lines of business.
•	The slowing or failure of economic recovery.

•	Our success at managing the risks described under the caption “Risk Factors.”
Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Commission.

PROSPECTUS SUMMARY
The Company:
We are a bank holding company incorporated in the State of Indiana and headquartered in South Bend, Indiana.  We provide, through our subsidiaries a broad array of financial products and services. Our principal subsidiary, 1st Source Bank, offers commercial and consumer banking services, trust and investment management services, and insurance to individual and business clients through most of its 82 banking center locations in 17 counties in Indiana and Michigan. 1st Source Bank’s Specialty Finance Group, with 22 locations nationwide, offers specialized financing services for new and used private and cargo aircraft, automobiles and light trucks for leasing and rental agencies, medium and heavy duty trucks, construction equipment, and environmental equipment.  While concentrated in certain equipment types, we serve a diverse client base.
Our principal executive and administrative offices are located at 100 North Michigan Street, South Bend, Indiana 46601 and our telephone number is (574) 235-2000.
The Offering:
This prospectus relates to the potential resale from time to time by the Selling Shareholders of 3,068,851 shares of our common stock.  We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with the Selling Shareholders in connection with settlement of the Litigation.  In that agreement, we agreed to provide certain registration rights with respect to sales by the Selling Shareholders of the shares of our common stock.  We will not receive any of the proceeds from the sale of our common stock by the Selling Shareholders.
The registration for resale of the shares of our common stock by the Selling Shareholders is an accommodation extended to the Selling Shareholders pursuant to the settlement of the Litigation.  We do not know when or in what amounts the Selling Shareholders may offer shares for sale. The Selling Shareholders might not sell any of the shares registered pursuant to the registration statement of which this prospectus forms a part.
The Selling Shareholders may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the Selling Shareholders will be responsible for underwriting discounts or commissions or agents’ commissions.

Common stock offered in this prospectus	3,068,851 shares of common stock

Common stock outstanding as of November 25, 2015	26,082,147 shares

Use of proceeds	We will not receive any proceeds from the sale of the securities by the Selling Shareholders. See “Use of Proceeds.”

Risk factors	The shares of common stock offered in this prospectus involve a high degree of risk. See “Risk Factors.”

Nasdaq Global Select Market for our common stock	“SRCE”

RISK FACTORS
Investing in our securities involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 as well as any updated risk factors described in our Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q which we may file with the Commission in the future, all of which are incorporated by reference in this prospectus and in any accompanying prospectus supplement.
Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that currently seem immaterial may also affect our business operations.  You should also consider the other important factors that can affect our business discussed under the caption “Special Note Regarding Forward-Looking Statements”.
USE OF PROCEEDS
We will not receive any proceeds from the resale of shares of common stock offered by this prospectus.  See “Selling Shareholders” and “Plan of Distribution” in this prospectus.

DESCRIPTION OF COMMON STOCK
General
The following is a brief description of our common stock that may be resold by the Selling Shareholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our articles of incorporation and amended bylaws.  See “Where You Can Find More Information”.
We have 40,000,000 shares of authorized common stock, without par value per share, of which 26,082,147 shares were outstanding as of November 25, 2015.
Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders.  Holders of shares of common stock are not entitled to cumulative voting rights in the election of directors.  In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences, if any, on any outstanding shares of preferred stock.  Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The common stock is not redeemable. All of the outstanding shares of 1st Source common stock are fully paid and non-assessable.
Our common stock is listed on the Nasdaq Global Select Market.
Transfer Agent and Registrar
The transfer agent and registrar for 1st Source common stock is American Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION
The Selling Shareholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
The securities may be sold in one or more transactions at fixed prices, at prices then prevailing or at prices related to the current market price or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, in the following manner:
•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Global Select Market;

•	in the over-the-counter market; or
•	in transactions otherwise than on these exchanges or services or in the over-the-counter market;
involving one or more of the following:
•	an offering in which any or all of the Selling Shareholders’ shares are sold to an underwriter for reoffering to the public, whether on a firm commitment or best efforts basis;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
•	brokerage transactions in which the broker-dealer as agent solicits purchases, which may involve compensation in excess of customary commissions;
•	private transactions negotiated by the Selling Shareholders or their agents directly with purchasers;
•	exchange distributions in accordance with the rules of the applicable exchange;
•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise; or
•	any other lawful transaction.
   In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in other transactions exempt from the registration requirements of the Securities Act.
In connection with the sale of the shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell short the securities and deliver securities to close out short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.
The aggregate proceeds to the Selling Shareholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.
In effecting sales, broker-dealers or agents engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Shareholders and any broker-dealers who execute sales for the Selling Shareholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the Selling Shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934 (the “Exchange Act”).
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the Selling Shareholders. In addition, we will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq Global Select Market pursuant to Rule 153 under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
We have agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to register the securities and bear substantially all expenses in connection with the registration of the securities covered by this prospectus and associated state securities law qualifications.  We will not bear transaction expenses associated with offers of shares except in the case of limited underwritten offerings.  We will not bear transaction expenses associated with an underwritten offering in excess of $100,000 (up to an aggregate of $400,000 for four underwritten offerings).
SELLING SHAREHOLDERS
We are registering for resale an aggregate of 3,068,851 of our common shares to be sold by the Selling Shareholders set forth herein.  Once the registration statement, of which this prospectus is a part, is declared effective, the common shares held by the Selling Shareholders indicated in the table below as having been registered under such registration statement will be available for resale in the public market.
The registration for resale of the shares of our common stock by the Selling Shareholders is an accommodation extended to the Selling Shareholders pursuant to the settlement of the Litigation.  We do not know when or in what amounts the Selling Shareholders may offer shares for sale. The Selling Shareholders might not sell any of the shares registered pursuant to the registration statement of which this prospectus forms a part. Because the Selling Shareholders may offer all or some of the shares pursuant to the registration statement of which this prospectus forms a part and because there are currently no agreements or understandings with respect to the sale of any shares, we cannot estimate the number of shares that will be held by the Selling Shareholders after completion of this offering.
1st Source Bank is the Trustee of various trusts held for the benefit of Mrs. Ernestine Raclin and her descendants.  Thirty-eight of those trusts hold shares of our common stock.  These 38 trusts are collectively referred to as the “Morris Trusts”.  The Bank has served as Trustee of the Morris Trusts continuously since 1985.  There are four groups of Morris Trusts, divided according to family line groups corresponding to Mrs. Raclin’s four living children, namely Ernestine C. Nickle, Stanley C. Carmichael, Oliver C. Carmichael III and Carmen C. Murphy (the “Raclin Siblings”).
The Selling Shareholders are:
•	the Trustee, as trustee of certain of the Morris Trusts, and
•	certain beneficiaries of such Morris Trusts.
In 2012, the Trustee filed an action in St. Joseph Probate Court, St. Joseph County, Indiana, to resolve certain matters related to 22 of the 38 Morris Trusts (the “Litigation”).  Two of the Raclin Siblings and their respective children filed a counter-petition objecting to the Trustee’s proposed division of the Morris Trusts and alleging that the Trustee breached its duty by, among other things, failing to diversify the assets in the Morris Trusts.  The parties reached a settlement of these proceedings which was approved by the Court on October 8, 2015 and became effective on that date. Pursuant to the settlement agreement, six of the Morris Trusts that were not otherwise allocated among the four family groups were divided into subtrusts corresponding to the four separate family lines. The Morris Trusts were modified to allow representatives of the four respective family trust lines (if and when they so choose) to direct the trustee (or appoint a special trustee) to diversify the Company stock holdings in such trusts. Each family line representative may also separately direct the Trustee to engage an independent proxy service to provide voting recommendations to the Trustee, in which case the Trustee has agreed to vote the Company shares in the trusts of such family line in accordance with the recommendations of such independent proxy service, unless to do so would be contrary to applicable Commission legal and regulatory guidelines and requirements or violate the Trustee’s fiduciary obligations. If the family representative appoints a special trustee for shares in one or more trusts in such representative’s family group, the special trustee will have power to vote such shares.
In connection with the settlement, the Selling Shareholders (the Trustee, as trustee of the Morris Trusts, and certain of the beneficiaries of the Morris Trusts) and the Company entered into a Registration Rights Agreement, dated October 8, 2015.  The Company agreed to use commercially reasonable best efforts to register the shares held by the Selling Shareholders for resale under the Securities Act.  Pursuant to the Registration Rights Agreement, the Company has filed with the Securities and Exchange Commission a registration statement of which this prospectus is a part, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the Selling Shareholders may, from time to time, offer and sell, in one or more transactions, the securities described in this prospectus.
The Registration Rights Agreement obligates us to file the registration statement and seek to maintain the effectiveness of the registration statement at our expense.  If a Selling Shareholder proposes an underwritten offering of the Company shares covered by this prospectus, we are obligated to take steps to coordinate the opportunity for other Selling Shareholders to participate in such transaction if they choose and otherwise reasonably cooperate with the underwriting.  We will not bear transaction expenses associated with any underwritten offering in excess of $100,000 (up to an aggregate of $400,000 for four underwritten offerings).
Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to the securities. Unless and until the family representative of a separate family trust line appoints a special trustee for shares in one or more trusts in such representative’s family group, the Trustee will have sole voting power and the respective family representative will have shared investment power with respect to the Company common shares held in trust, and will be deemed the beneficial owner of the shares.  If a family representative of a separate family trust line appoints a special trustee for shares in one or more trusts in such representative’s family group, then the Trustee and that special trustee will each have investment power with respect to the Company common shares held in trust, and both will be deemed a beneficial owner of the shares.
The Selling Shareholders have a material relationship with the Company due to the Bank’s role as Trustee of the Morris Trusts and their family relationship with Ernestine M. Raclin, Chairman Emeritus of the Company.  In addition, Mrs. Raclin’s daughter, Carmen C. Murphy, a beneficiary of one of the Morris Trusts and the family representative for one of the four family lines in which the trusts are categorized, is the wife of Christopher J. Murphy III, the current Chairman of the Board and Chief Executive Officer of the Company.  In addition, Allison N. Egidi and Christopher J. Murphy IV, directors of the Company, and Christopher J. Murphy III, the current Chairman of the Board and Chief Executive Officer of the Company, are beneficiaries of certain trusts in the four family lines.

Information about the Selling Shareholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary. In addition, the Selling Shareholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.
The following table sets forth: (1) the name of each Selling Shareholder for whom we are registering the resale of shares under the registration statement of which this prospectus is a part; (2) the number of our shares of common stock owned by such Selling Shareholder prior to this offering and percentage of such shares of the total number of the Company’s issued and outstanding shares, calculated based on 26,082,147 outstanding as of the date of this prospectus; and (3) the number of our shares of common stock being offered pursuant to this prospectus. The registration of shares of common stock for resale pursuant to this registration statement does not necessarily mean that the Selling Shareholders will sell all or any shares of common stock offered by this prospectus. However, for illustrative purposes, we also set forth the number of shares that would be beneficially owned by each Selling Shareholder based on the assumption that all shares offered by this prospectus are sold.

Selling Shareholder(1)	Common Shares Owned Prior to the Offering		Common Shares Being Offered Pursuant to	Shares Beneficially Owned Assuming All Shares Covered by this Prospectus are Sold
	Number	Percent	this Prospectus	Number	Percent
1st Source Bank, As Trustee of the Morris Trusts(2)	6,764,842	25.94%	2,846,845	3,917,997	15.02%
Stanley C. Carmichael	9,125	*	9,125	0	*
Andrew W. Nickle	6,575	*	6,575	0	*
Ernestine C. Nickle	206,306	*	206,306	0	*

* Less than one percent.
(1)
The term “Selling Shareholders” includes donees, pledgees, transferees or other successors-in-interest (including any co-trustee, special trustee or successor trustee) selling shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other non-sale related transfer.

(2)	Particular trusts comprising the Morris Trusts and division of the Trusts among the four family groups are shown in the table below.

List of Morris Trusts by Family Groups with Initial Holdings of Common Stock and Shares Registered for Resale under This Prospectus
1st Source Bank, as Trustee of Morris Trusts for benefit of Ernestine C. Nickle and Family	Initial Shares Held	Shares Registered for Resale
E. L. Morris FBO E.C. Nickle	54,453	54,453
E. C. Nickle Charitable Annuity Trust	115,691	115,691
E.L. Morris Trust FBO Ernestine C. Nickle Family	708,291	708,291
Ernestine M. Raclin Charitable Irrev Trust FBO Ernestine C. Nickle Family	147,257	147,257
Ernestine M. Raclin Irrevocable Trust FBO Ernestine C. Nickle Family	229,932	229,932
Ella Morris Charitable Trust FBO Ernestine C. Nickle Family	1,598	1,598
E. L. Morris Irrev Charitable Living Trust FBO Ernestine C. Nickle Family	6,229	6,229
Ernestine M. Raclin Irrevocable Trust FBO Ernestine C. Nickle Family	228,383	228,383
	1,491,834	1,491,834

1st Source Bank, as Trustee of Morris Trusts for benefit of S.C. Carmichael and Family	Initial Shares Held	Shares Registered for Resale
E. L. Morris FBO S.C. Carmichael	2,703	2,703
S.C. Carmichael Charitable Annuity Trust	30,618	30,618
E. L. Morris Trust FBO S.C. Carmichael Family	708,291	708,291
Ernestine M. Raclin Charitable Irrev Trust FBO S.C. Carmichael Family	147,257	147,257
Ernestine M. Raclin Irrevocable Trust FBO S.C. Carmichael Family	229,932	229,932
Ella Morris Charitable Trust FBO S.C. Carmichael Family	1,598	1,598
E. L. Morris Irrev Charitable Living Trust FBO S.C. Carmichael Family	6,229	6,229
Ernestine M. Raclin Irrevocable Trust FBO S.C. Carmichael Family	228,383	228,383
	1,355,011	1,355,011

1st Source Bank, as Trustee of Morris Trusts for benefit of Carmen Murphy and Family	Initial Shares Held	Shares Registered for Resale
E. L. Morris FBO Carmen Murphy	283,897	0
E. L. Morris FBO Carmen Murphy	646,582	0
E. M. Raclin FBO Carmen Murphy	17,246	0
E. L. Morris FBO E. M. Raclin and Carmen Murphy	43,132	0
E. L. Morris FBO E. M. Raclin and Carmen Murphy	41,640	0
Carmen Murphy Charitable Annuity Trust	115,684	0
E. L. Morris Trust FBO Carmen Murphy Family	708,291	0
Ernestine M. Raclin Charitable Irrev Trust FBO Carmen Murphy Family	147,257	0
Ernestine M. Raclin Irrevocable Trust FBO Carmen Murphy Family	229,932	0
Ella Morris Charitable Trust FBO Carmen Murphy Family	1,598	0
E. L. Morris Irrev Charitable Living Trust FBO Carmen Murphy Family	6,229	0
Ernestine M. Raclin Irrevocable Trust FBO Carmen Murphy Family	228,383	0
	2,469,871	0

1st Source Bank, as Trustee of Morris Trusts for benefit of O.C. Carmichael III and Family	Initial Shares Held	Shares Registered for Resale
E. L. Morris FBO O.C. Carmichael III	5,370	0
E. L. Morris FBO O.C. Carmichael III	106	0
E.M. Raclin FBO O.C. Carmichael III	5,269	0
O.C. Carmichael III Charitable Annuity Trust	115,691	0
E. L. Morris Trust FBO O.C. Carmichael III Family	708,291	0
Ernestine M. Raclin Charitable Irrev Trust FBO O.C. Carmichael III Family	147,257	0
Ernestine M. Raclin Irrevocable Trust FBO O.C. Carmichael III Family	229,932	0
Ella Morris Charitable Trust FBO O.C. Carmichael III Family	1,598	0
E. L. Morris Irrev Charitable Living Trust FBO O.C. Carmichael III Family	6,229	0
Ernestine M. Raclin Irrevocable Trust FBO O.C. Carmichael III Family	228,383	0
	1,448,126	0

1st Source Bank, as Trustee of all Morris Trusts	6,764,842	2,846,845

LEGAL MATTERS
The validity of the common stock offered hereby has been passed upon for us by Barnes & Thornburg LLP.

EXPERTS
The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2014 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy materials that we have filed with the Commission at the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the Commission at 1-800-SEC-0330. Our SEC filings are also available to the public on the Commission’s Internet website at http://www.sec.gov or on our website at  www.1stsource.com. The information on the websites listed above is not and should not be considered part of this prospectus and is not incorporated by reference in this document. Those websites are and are only intended to be inactive textual references.

INCORPORATION BY REFERENCE
We incorporate by reference into this prospectus the documents listed below and any filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities under this prospectus; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. The information incorporated by reference into this prospectus is considered a part of this prospectus, and information that we file later with the Commission, prior to the termination of the offering of common stock under this prospectus, will automatically update and supersede the previously filed information.
•	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2014.
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015.
•	Our Current Reports on Form 8-K filed on January 21, February 12, April 23, April 24, May 12, June 23, June 26, July 23, July 28, October 9 and October 22, 2015.
•
The information set forth under the caption “Description of Registrant’s Securities to be Registered” in the registrant’s Registration Statement on Form S-2, Reg. No. 33-9087, dated December 16, 1986, including any amendments or reports filed for the purpose of updating that description.

You may request a free copy of these filings (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates), at no cost, by writing to or telephoning us at the following address:
1st Source Corporation
100 North Michigan Street
South Bend, Indiana 46601
(574) 235-2000

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the Securities being registered hereby, all of which will be borne by the Company (except any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$9,931
Legal fees and expenses	$35,000
Accounting Fees	$10,000
Miscellaneous Expenses	$—
Total expenses	$54,931
Item 15.  Indemnification of Directors and Officers.
The Indiana Business Corporation Law provides in regard to indemnification of directors and officers as follows:
23-1-37-8 Indemnification of director against liability
Sec. 8. (a)                                  A corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:
(1)            the individual’s conduct was in good faith; and
(2)     the individual reasonably believed:
(A)  in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and
(B)  in all other cases, that the individual’s conduct was at least not opposed to its best interests; and
(3)            in the case of any criminal proceeding, the individual either:
(A)  had reasonable cause to believe the individual’s conduct was lawful; or
(B)  had no reasonable cause to believe the individual’s conduct was unlawful.
(b)        A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).
(c)         The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.
23-1-37-9 Mandatory indemnification of director against expense
Sec. 9.                  Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
23-1-37-13 Officers, employees or agents; indemnification and advance of expense
Sec. 13. Unless a corporation’s articles of incorporation provide otherwise:
(1) an officer of the corporation, whether or not a director, is entitled to mandatory indemnification under section 9 of this chapter, and is entitled to apply for court-ordered indemnification under section 11 of this chapter, in each case to the same extent as a director;
(2) the corporation may indemnify and advance expenses under this chapter to an officer, employee, or agent of the corporation, whether or not a director, to the same extent as to a director; and
(3) a corporation may also indemnify and advance expenses to an officer, employee, or agent, whether or not a director, to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.
23-1-37-15 Indemnification rights under articles of incorporation, bylaws, or resolutions
Sec. 15. (a) The indemnification and advance for expenses provided for or authorized by this chapter does not exclude any other rights to indemnification and advance for expenses that a person may have under:
(1) a corporation’s articles of incorporation or bylaws;
(2) a resolution of the board of directors or of the shareholders; or
(3) any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.
(b) If the articles of incorporation, bylaws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles, bylaws, resolution of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses.
(c) This chapter does not limit a corporation’s power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person’s appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.
Article VII of the Articles of Incorporation of the Registrant provides:
“The Corporation shall, to the fullest extent permitted in and in the manner provided by Chapter 37 of the Act, indemnify every person who is or was a Director of the Corporation. The Corporation may advance expenses to every person who is or was a Director of the Corporation to the fullest extent permitted in and in the manner provided by Chapter 37 of the Act. The Corporation shall indemnify and advance expenses to every person who is or was an Officer of the Corporation to the same extent as if such person were a Director of the Corporation. The foregoing indemnification and advance of expenses for Directors and Officers of the Corporation shall apply when such persons are serving in their official capacity with the Corporation, when serving at the Corporation’s request while a Director or Officer of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, and when serving as a director or officer of any corporation at least eighty percent (80%) of the voting capital stock of which is owned of record by the Corporation. All references in this paragraph to Chapter 37 of the Act shall be deemed to include any amendment or successor thereto. Nothing contained in this paragraph shall limit or preclude the exercise of any right relating to indemnification or advance of expenses to any person who is or was a Director or Officer of the Corporation or the ability of the Corporation to otherwise indemnify or advance expenses to any such person. The foregoing provisions shall be binding upon any successor to the Corporation so that each person who is or was a Director or Officer of the Corporation shall be in the same position with respect to any resulting, surviving, or succeeding entity as he or she would have been had the separate legal existence of the Corporation continued; provided, that unless expressly provided or agreed otherwise, this sentence shall be applicable only to Directors and Officers acting in such capacity prior to termination of the separate legal existence of the Corporation. If any word, clause, or sentence of the foregoing provisions regarding indemnification or advancement of expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. This paragraph shall be interpreted and enforced so as to give maximum rights to indemnification and advance of expenses to each person who is or was a Director or Officer of the Corporation. If any Court holds any word, clause, or sentence of this paragraph invalid, the Court is authorized and empowered to rewrite these provisions to achieve such purpose.”
Article VI of the Bylaws of the Registrant provides as follows:
ARTICLE 6  INDEMNIFICATION
Section 6.1    Indemnification of Directors and Officers. Every person who is or was a Director or Officer of the Corporation shall be indemnified by the Corporation against all liability, including any obligation to pay a judgment, settlement, penalty, excise tax, or fine, and against reasonable expenses, including counsel fees, actually incurred by such person in his or her Official Capacity, provided that such person is determined in the manner specified in Section 6.3 to have met the standard of conduct specified in Section 6.4.
Section 6.2    Reimbursement of Expenses in Advance of Final Disposition. The Corporation may, upon authorization of those entitled to select counsel under Section 6.3, pay for or reimburse the reasonable expenses, including counsel fees, incurred by any person who is or was a Director or Officer of the Corporation in connection with any Proceeding to which such person is a Party because of such person serving in his or her Official Capacity in advance of final disposition of the Proceeding if:
(1) The person furnishes the Corporation a written affirmation of the person’s good faith belief that the person has met the standard of conduct specified in 6.4 below;
(2) The person furnishes the Corporation an unlimited general written undertaking, executed personally or on the person’s behalf, to repay the advance if it is ultimately determined that the person did not meet such standard of conduct; and
(3) A determination is made in the manner specified in 6.3 below that the facts then known to those making the determination would not preclude indemnification under 6.1 above.
Section 6.3    Authorization of Indemnification. Upon demand for indemnification, the Corporation shall determine whether to authorize indemnification by any one of the following procedures, as selected by the Board of Directors by majority vote of the entire Board of Directors:
(1) By the Board of Directors by majority vote of a quorum consisting of Directors not at the time Parties to the Proceeding as to which indemnification or advancement of expenses is at issue.
(2) If a quorum cannot be obtained under Subdivision (1), by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are Parties may participate), consisting solely of two or more Directors not at the time Parties to the Proceeding.
(3) By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in Subdivision (1) or (2); or, if a quorum of the Board of Directors cannot be obtained under Subdivision (1) and a committee cannot be designated under Subdivision (2), by special legal counsel selected by majority vote of the full Board of Directors (in which selection Directors who are Parties may participate).
(4) By a majority vote of shareholders excluding shares owned or controlled by Directors or Officers who at the time of the vote are Parties to the Proceeding.

Section 6.4    Standard of Conduct. The standard of conduct for any act or omission is:
(1) In the case of any criminal Proceeding, the person either had reasonable cause to believe that the person’s conduct was lawful, or, had no reasonable cause to believe the person’s conduct was unlawful.
(2) In all non-criminal Proceedings, either (a)(i) the person’s conduct was in good faith, and (ii) the person reasonably believed (A) in the case of conduct in the person’s Official Capacity, that the person’s conduct was in the Corporation’s best interest, or, (B) in all other cases, that the person’s conduct was not opposed to the Corporation’s best interests; or (b) the person’s breach of or failure to act in accordance with the standard set forth in this subsection (2)(a) above did not constitute willful misconduct or recklessness. A person’s conduct with respect to an employee benefit plan for a purpose which the person reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of this subsection (2)(a)(i)(B).
(3) The termination of a Proceeding by judgment, order, agreement, or settlement, or upon conviction or a plea of nolo contendere, or the equivalent of any of the foregoing, is not, of itself, determinative that the person did not meet the standard of conduct.
Section 6.5    Definitions. As used in this Article 6, the following terms have the following meanings:
 “Director” means an individual who is or was a director of the Corporation. “Director” includes the heirs, estate, executors, administrators, and personal representatives of a Director.
“Officer” means an individual who is or was an officer of the Corporation. “Officer” includes the heirs, estate, executors, administrators, and personal representatives of an Officer.
“Official Capacity” means: (a) when used with respect to a Director, the position of Director of the Corporation; (b) when used with respect to an Officer, the office in the Corporation held by an Officer, and (c) when used with respect to a Director or Officer, any service by a person while a Director or Officer of the Corporation at the Corporation’s specific request, as a Director, Officer, partner, trustee, employee, or agent of the Corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. For these purposes, a person is considered to be serving an employee benefit plan at the Corporation’s specific request of the person’s duties to the Corporation also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.
“Parties” means persons who were, are, or are threatened to be named defendant or respondent in a Proceeding.
“Proceeding” means any threatened, pending, or completed action, suit, proceeding, or appeal therefrom, whether civil, criminal, administrative, regulatory, or investigative, and whether formal or informal.
Section 6.6    Insurance. The Corporation reserves the right to purchase and maintain insurance for the matters covered by these provisions and to the extent of such insurance payments these provisions shall not be effective.
Item 16.    Exhibits.
Exhibit No.	Description
4.1*	Form of Common Stock Certificates of Registrant
4.2**	Registration Rights Agreement, dated as of October 8, 2015, by and among the Registrant, the Bank and the Selling Shareholders
5.1**	Opinion of Barnes & Thornburg LLP
23.1***	Consent of Ernst & Young LLP
23.2**	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
24.1**	Limited Power of Attorney

*	Previously filed with the registrant’s Registration Statement 2-40481 and incorporated herein by reference.
**	Previously filed with the registrant’s Registration Statement on Form S-3 (No. 333-207926), which was filed with the Securities and Exchange Commission on November 10, 2015.
***	Filed herewith.

Item 17.    Undertakings.
(a)            The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, State of Indiana, on November 23, 2015.

1st Source Corporation

By:	/s/ Christopher J. Murphy III
Christopher J. Murphy III
Chairman, President and Chief Executive Officer
Principal Executive Officer

By:	/s/ Andrea G. Short
Andrea G. Short
Executive Vice President, Treasurer and Chief Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE(S)		DATE

/s/ Christopher J. Murphy III	Chairman, President and Chief Executive Officer and Director	)
Christopher J. Murphy III		)
)
/s/ Andrea G. Short	Executive Vice President, Treasurer and Chief Financial Officer	)
Andrea G. Short		)
)
*	Director	)
Allison N. Egidi		)
)
*	Director	)	November 23, 2015
Daniel B. Fitzpatrick		)
)
*	Director	)
Craig A. Kapson		)
)
*	Director	)
Najeeb A. Khan		)
)
*	Director	)
Vinod M. Khilnani		)
)

*	Director	)
Rex Martin		)
)
*	Director	)
Christopher J. Murphy IV		)
)
*	Director	)	November 23, 2015
Timothy K. Ozark		)
)
*	Director	)
John T. Phair		)
)
*	Director	)
Mark D. Schwabero		)

*By:	/s/ John B. Griffith
Attorney in Fact

EXHIBIT INDEX
Exhibit No.	Description
4.1*	Form of Common Stock Certificates of Registrant
4.2**	Registration Rights Agreement, dated as of October 8, 2015, by and among the Registrant, the Bank and the Selling Shareholders
5.1**	Opinion of Barnes & Thornburg LLP
23.1***	Consent of Ernst & Young LLP
23.2**	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
24.1**	Limited Power of Attorney
*	Previously filed with the registrant’s Registration Statement 2-40481 and incorporated herein by reference.
**	Previously filed with the registrant’s Registration Statement on Form S-3 (No. 333-207926), which was filed with the Securities and Exchange Commission on November 10, 2015.
***	Filed herewith.